--------------------------------------------------------------------------------


    As filed with the Securities and Exchange Commission on February 6, 2004
                           REGISTRATION NO. 811-21133


                                   ----------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM N-1A


       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [x]
                                AMENDMENT NO.4


                                   ----------

                            CLARION INVESTMENT TRUST
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                   ----------

                                 230 Park Avenue
                            New York, New York 10169
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 883-2500

                                   ----------

                                  Daniel Heflin
                            ING Clarion Capital, LLC
                                 230 Park Avenue
                            New York, New York 10169
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   ----------

                                    Copy To:
                              Paul Schreiber, Esq.
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022

                                   ----------

--------------------------------------------------------------------------------

                                   Prospectus

                            Clarion Total Return Fund
                     (a series of Clarion Investment Trust)


                                February 6, 2004


Like securities of all investment companies, these securities have not been approved or disapproved by the Securities and Exchange Commission ("SEC") nor has the SEC passed on the accuracy of this prospectus. It is a criminal offense to claim otherwise.

The Fund has not and does not intend to engage in a public offering of its securities. The securities have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption provided by
Section 4(2) of the 1933 Act. The securities have not been registered under any state securities laws in reliance upon various exemptions provided by those laws. The securities have not been approved or disapproved by any regulatory authority nor has any regulatory authority passed on the merits of this offering or the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. The securities are being offered to qualified persons who will purchase the securities for their own accounts. The minimum initial investment is $3 million. The securities may not be transferred or resold except as permitted under the 1933 Act and the securities laws of the states in which the securities are sold pursuant to registration under the 1933 Act or such laws or exemptions therefrom. No public market for the securities now exists or is anticipated to develop. These securities are redeemable through the issuer.

TABLE OF CONTENTS


SUMMARY........................................................................4
   Investment Objective and Principal Investment Strategies....................4
   Related Risks...............................................................5
SERVICE PROVIDERS..............................................................7
FUND STRUCTURE AND INVESTMENTS IN THE FUND.....................................8
   Purchasing Shares...........................................................9
   Automatic Investment Plan...................................................9
   Redeeming and Transferring Shares...........................................9
DIVIDENDS, DISTRIBUTIONS AND TAXES............................................10
ACCOUNTANTS AND LEGAL COUNSEL.................................................11
FINANCIAL HIGHLIGHTS..........................................................12
ADDITIONAL SHAREHOLDER INFORMATION............................................13

                            CLARION TOTAL RETURN FUND

                                     SUMMARY

          Clarion Total Return Fund (the "Fund") was formed on June 27, 2002 as a non-diversified, open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Fund is a series of Clarion Investment Trust, a business trust organized under the laws of Delaware.

Investment Objective and Principal Investment Strategies

          The investment objective of the Fund is to outperform the Lehman Brothers Aggregate Index. No assurance can be given that the investment objective of the Fund will be achieved.

          In furtherance of this objective, the Fund will invest at least 80% of its assets in securities that were rated at least BBB-/BBB-/Baa3 by Standard & Poor's, Fitch, IBCA or Moody's (each, a nationally recognized credit rating organization) at the time of investment ("investment grade fixed income securities") and no more than 20% of its assets in securities that were rated below BBB-/BBB-/Baa3 at the time of investment ("non-investment grade securities" or "junk bonds"). Non-investment grade securities are considered speculative. The Fund will seek to maintain a weighted average credit quality of BBB-/BBB-/Baa3 or better at all times. Securities given split ratings will be accounted for at the higher rating. If the weighted average credit quality of the Fund falls below BBB-/BBB-/Baa3, the Fund will take corrective action, such as disposing of securities with a lower rating and/or investing in securities with a higher rating, so as to restore the weighted average credit rating to BBB-/BBB-/Baa3 or higher. The Fund may not invest in securities rated below B-/B-/B3.

          The Fund will invest a substantial amount of its assets in commercial mortgage-backed securities ("CMBS") but may also invest in other securities as described herein. In determining the securities that the Fund will acquire or dispose of, the Adviser may consider, among other factors, the following: the characteristics of the underlying credit, including loan-to-value and debt service coverage ratios, seasoning and risks of refinancing; characteristics of the underlying collateral, if any, occupancy and leasing rates and competitiveness in the pertinent market; economic, environmental and local considerations; deal structure, including historical performance of the originator, subordination percentages and reserve fund balances; and structural participants such as administrators and servicers.

          Although the Fund is registered with the SEC as a "non-diversified" investment company and expects to remain so, the Fund intends to diversify its holdings sufficient to meet the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended.

          The Fund is authorized to temporarily borrow up to 5% of the Fund's assets for the payment of distributions or Fund expenses.

          Although there are no restrictions on portfolio turnover, it is not the Fund's policy to engage in transactions with the objective of seeking profits from short-term trading. It is expected that the annual portfolio turnover rate of the Fund will not exceed 400% excluding securities having a maturity of one year or less.

          The Fund has adopted a number of fundamental investment restrictions that may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities. The 1940 Act defines such majority to be the lesser of (a) more than 50% of the outstanding shares of the Fund or (b) 67% or more of the shares represented at a meeting at which more than 50% of the outstanding shares are present or represented by proxy. The investment objective of the Fund and the investment policies described in this prospectus or in the Fund's Statement of Additional Information ("SAI") that are not specified as fundamental may be changed by the Board of Trustees without shareholder approval. The Fund will give notice to shareholders 30 days in advance of a change in a non-fundamental investment policy.

          The SAI provides a more detailed review of the Fund's investment objective, allowable investments and restrictions.

Related Risks

          As a mutual fund investing in fixed income securities, the Fund is subject primarily to interest rate risk, spread risk and credit risk. In order to limit exposure to these risks, the Fund will invest primarily in investment grade securities, as recognized by a national rating agency. Investment grade securities are less susceptible to large changes in value due to credit and spread risks and certain other types of potential risks.

          Interest rate risk is the potential for the value of the Fund's assets to fall due to rising interest rates. In general, fixed-income securities lose value when interest rates rise and gain value when interest rates fall.

          Spread risk is the potential for the value of the Fund's assets to fall due to the widening of spreads. Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference (or "spread") between the yield of a security and the yield of a benchmark, such as a U.S. Treasury security with a comparable maturity, measures the additional interest paid for credit risk. As the spread on a security widens (or increases), the price (or value) of the security falls. Spread widening may occur, among other reasons, as a result of market concerns over the stability of the market, excess supply, general credit concerns in other markets, security- or market-specific credit concerns or general reductions in risk tolerance.

          Credit risk is the possibility that the obligors under a security may be unable to make payments of interest and/or principal, increasing the risk of loss on the security. In such a case, the Fund may suffer from a loss of interest income or may lose some or all principal invested in such security.

          Non-investment grade debt securities are sometimes referred to as "junk bonds" and may be very risky with respect to their issuers' ability to make payments of interest and principal. Accordingly, the Fund could suffer a loss from investments in non-investment grade debt securities caused by the default of an issuer of such securities. Part of the reason for this is that, in the event of a default or bankruptcy, holders of non-investment grade debt securities generally will not receive payments until the holders of all other debt have been paid. In addition, the market for non-investment grade debt securities has, in the past, had more frequent and larger price changes than the markets for other securities. Non-investment grade debt securities can also be more difficult to sell for fair value.

          Investors should carefully assess the risks associated with an investment in the Fund before purchasing shares. The Fund is designed as a mid-term to long-term investment and not for short-term investment purposes and should not be considered a complete investment program. There is a risk you could lose some or all of your money by investing in the Fund. The SAI provides a more detailed review of the risks related to an investment in the Fund.

                                FEES AND EXPENSES

          The following table describes the fees and expenses you may pay if you buy and hold shares of the Fund. Annual fund operating expenses are paid out of the assets of the Fund, rather than charged directly to a shareholder's account. The Fund will pay fund operating expenses such as management fees and legal, administrative, transfer agent, custodial and other expenses. The "Other Expenses" in the table below are based on amounts for the fiscal year ended October 31, 2003.

Shareholder fees                                                     (Percentage of net
(fees paid directly from your investments)                           assets of the Fund)
----------------------------------------------------------------------------------------
Sales charge imposed on purchases                                            None
Sales charge imposed on reinvested dividends and distributions               None
Redemption Fee (for shares redeemed within six months of purchase)           1.0%*


Annual Fund Operating Expenses                                       (Percentage of net
(expenses that are deducted from fund assets)                        assets of the Fund)
----------------------------------------------------------------------------------------
Management Fees                                                              0.25%
Distribution (12b-1) Fees                                                    None
Other Expenses                                                               0.22%
                                                                             ----
Total Annual Fund Operating Expenses**                                       0.47%


          *In the case of the redemption of any shares held less than six months, a fee of 1.0% of the current net asset value of the shares will be assessed and retained by the Fund for the benefit of the remaining shareholders. This fee applies to redemption requests that are satisfied in cash or pursuant to the Fund's "redemption in-kind" policy. In addition, shareholder receiving fund portfolio securities in lieu of cash in a redemption in-kind will bear certain transfer and custodial costs associated with the redemption. The total transfer and custody costs associated with a $250,000 redemption in-kind are estimated to be between $1,000 and $1,500. See "Redeeming and Transferring Shares".


          **To limit fund operating expenses during its early years of operation, the Adviser has contractually agreed to a fee cap and expense reimbursement, which the Adviser may recover in later years. To the extent fund operating expenses exceed 0.50% of its average daily net assets, calculated on an annualized basis, the Adviser has agreed to waive its management fees and, if necessary, reimburse the Fund for any such excess. Out-of-pocket due diligence and other expenses incurred by the Adviser in directly managing the Fund's investments (which may include, but will not be limited to, legal, appraisal, environmental and site visit expenses) will not be included as fund operating expenses for purposes of calculating a management fee waiver, if any. The same principles will apply to any fees or discounts collected (or credited against the purchase price of an investment) by the Fund as part of its investment activities such that they will not be credited against Fund operating expenses for purposes of calculating a management fee waiver. The Adviser may recover any fees waived or expenses reimbursed in the three and one half years previous to such recovery, if such recovery does not cause the Fund to exceed such limitation. The waiver agreement will continue until September 30, 2005 unless extended by the Adviser. The Fund will pay no interest, carrying or finance charge with respect to any reimbursed expenses that are subsequently recovered by the Adviser.


Example


          This Example is intended to help an investor compare the cost of investing in the Fund with the cost of investing in other funds. The Example assumes that an investor invests $10,000 in the Fund for the time periods indicated, reinvests all dividends and distributions, and then redeems all shares at the end of those periods. The Example also assumes that an investor's investment has a 5% return each year and that the Fund's operating expenses remain the same. Although an investor's actual costs may be higher or lower, based on these assumptions an investor's costs would be:(1)


One Year   Three Years   Five Years   Ten Years
--------   -----------   ----------   ---------
   $48        $150          $262        $590


          The redemption fee of 1.00%, which is imposed on shares redeemed within six months of their purchase, is not included in these calculations. If that fee were included, the investor's costs would be higher.


                                SERVICE PROVIDERS


          ING Clarion Capital, LLC (the "Adviser") is the investment adviser of the Fund. The portfolio managers of the Fund are Mr. Daniel Heflin and Mr. Stephen Baines. Mr. Heflin founded the predecessor to the Adviser in 1995 and organized the Adviser in 1997. He has over 15 years of fixed income and securitization experience. Mr. Baines has over 15 years experience in commercial lending, securitization and structured finance. Mr. Baines joined the Adviser in 2001 and from 1995 to 2001 he was a founding partner of James Howard, Inc., where he was in charge of business development and finance.

          The Adviser is based in New York and is registered with the SEC as an investment adviser. With a staff of twelve fixed income investment professionals, the Adviser currently manages over $1.6 billion in fixed income investments on behalf of its clients.


          The Bank of New York serves as the Fund's custodian, administrator and accounting agent. Unified Fund Services serves as the Fund's transfer agent.

          Ernst & Young LLP serves as the Fund's independent auditor.


Investment Advisory Agreement

          Pursuant to an investment advisory agreement (the "Advisory Agreement"), dated as of June 28, 2002, the Adviser, subject to the control and supervision of the Fund's Board of Trustees and in conformance with the stated investment objective and policies of the Fund, manages the investment and reinvestment of the assets of the Fund. In this regard, it is the responsibility of the Adviser to make investment decisions for the Fund and to place purchase and sale orders for the Fund's investments. The officers of the Fund and the Adviser manage the day to day operations of the Fund. The officers of the Fund are directly responsible to the Fund's Board of Trustees, which sets broad policies for the Fund and appoints its officers.

          The Advisory Agreement provides, among other things, that the Adviser will bear all expenses of its employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all fees and salaries of the Fund's officers or employees, if any, who are also employees of the Adviser. The Advisory Agreement, as modified by the Adviser's fee waiver/expense reimbursement arrangement described under "FEES AND EXPENSES" above, provides that the Fund shall pay a fee to the Adviser quarterly for its services at the annual rate of 0.25% of the Fund's average daily net assets. Additionally, the Adviser shall be paid up to a maximum of $10,000 per year for the first five years of the life of the Fund to compensate the Adviser for its out-of-pocket expenses (including registration fees, legal expenses, accountant's fees, etc.) related to establishing the Fund.

----------

(1) Under the same assumptions, on an investment of $3,000,000, the projected costs would be $14,389 for one year and $45,143 for three years.

          The Adviser intends to devote such time and effort to the business of the Fund as is reasonably necessary to perform its duties to the Fund. The services of the Adviser are not exclusive and the Adviser may provide similar services to other clients and may engage in other activities.

          The Advisory Agreement also provides that in the absence of willful misfeasance, bad faith, negligence or a material breach of its obligations thereunder, the Adviser is not liable to the Fund or any of the Fund's shareholders for any act or omission by the Adviser in the supervision or management of its respective investment activities or for any loss sustained by the Fund or the Fund's shareholders.

                                  CAPITAL STOCK

          The Board of Trustees is authorized to classify, reclassify and issue shares of the Trust and take such other action with respect to the shares as the Board may deem desirable, subject to certain provisions in the Agreement and Declaration of Trust of the Trust and requirements of the 1940 Act. All shares issued and outstanding are fully paid and non-assessable.

          The shares of the Fund have not been registered under the Securities Exchange Act of 1933 in reliance upon the exemption provided by Regulation D under Section 4(2) thereof. Accordingly, to permit the Fund to continue to rely on such exemption, shares of the Fund may not be transferred or resold except as permitted under Regulation D and only with consent of the Board.

          Each share is entitled to one vote and a proportionate fraction of a vote for each fraction thereof. All shares of the Trust then entitled to vote shall be voted in aggregate, except when required by the 1940 Act and when the matter involves the termination of a series or class or any other action that the Board of the Trustees has determined will affect only the interests of one or more series or classes, then only shareholders of such series or classes shall be entitled to vote. There shall be no cumulative voting in the election of Trustees.

          The Trust does not generally hold annual meetings of shareholders. Pursuant to its By-Laws, shareholder meetings will be held when required by the 1940 Act or when called by the Trustees or by the President.

                   FUND STRUCTURE AND INVESTMENTS IN THE FUND

Fund Structure

          The Fund is a non-diversified, open-end management investment company registered under the Investment Company Act of 1940 and organized as a series of a Delaware business trust.

          In the future, the Board of Trustees of the Fund may elect to become part of a "master-feeder" structure, where the assets of the Fund will be contributed to a "master" fund with the same investment objective as the Fund in exchange for investment units in the master fund. This structure may be utilized in order to facilitate investments in the Fund by certain institutional investors, including non-U.S. investors. The Fund would then become a "feeder", generally along side other feeder funds in the master fund.

          As permitted by the Fund's fundamental restrictions, the terms of the Trust's Agreement and Declaration of Trust and Delaware state law, the Fund may elect to become part of a "master-feeder" structure without approval from the shareholders at the time.

Purchasing Shares


          Institutional investors on a private placement basis may make an investment in the Fund on any Business Day at the next calculated net asset value, subject to the Fund's ability to reject or limit certain investments. A Business Day is any weekday the New York Stock Exchange (NYSE) is open for trading. Incomplete orders and orders that are not paid for within two business days will be returned. All investments in the Fund are subject to a minimum initial subscription of $3,000,000. In certain circumstances, the Adviser may reduce such minimum at its discretion.


          The Fund values its assets using methodologies approved by the Fund's Board of Trustees (in accordance with U.S. Generally Accepted Accounting Principles), which may include information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, and various relationships between securities and yield to maturity in determining value.

          The net asset value of the Fund's shares will be determined as of 4:00 p.m. (New York City time) on any Business Day other than a day during which no shares are tendered for redemption and no order to purchase or sell shares is received. The net asset value will also be determined as of 4:00 p.m. (New York City time) on the last day of every month. Net asset value equals the Fund's total assets less any liabilities divided by the number of outstanding shares.

Automatic Investment Plan

          Pursuant to the Fund's Automatic Dividend Reinvestment Plan (the "Plan"), unless otherwise directed by a shareholder, all dividends and distributions payable to such shareholder will be automatically reinvested by the Fund's transfer agent (the "Plan Agent") in newly issued shares. Alternatively a shareholder may elect not to participate in the Plan and to have all dividends and distributions paid in cash by check in U.S. dollars mailed directly to the shareholder by the Plan Agent, as dividend paying agent.

          The Plan Agent serves as agent for the shareholders in administering the Plan. When the Board of Trustees of the Fund declares a distribution, participants in the Plan will receive a number of shares equal to the quotient of (i) the amount of such distribution divided by (ii) the net asset value of the shares immediately prior to such distribution.

          The Plan Agent maintains all shareholder accounts in the Plan and furnishes written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Shares in the account of each Plan participant are held by the Plan Agent in non-certificated form.

          There is no charge to participants for reinvesting dividends or capital gains distributions. The Plan Agent's fees for the handling of reinvestment of dividends and distributions will be paid by the Fund. The automatic reinvestment of dividends and distributions will not relieve participants of any U.S. tax that may be payable on such dividends or distributions and any such taxes would need to be paid from other sources.

          The Plan may be amended or terminated by the Fund or the Plan Agent by at least 90 days' written notice to all shareholders of the Fund.

Redeeming and Transferring Shares


          You may redeem your investment on any Business Day. Requests for redemption must be submitted in writing to the Fund at the offices of the Adviser (ING Clarion Capital, LLC, 230 Park Avenue, New York, New York 10169). Shares are redeemed after a redemption request has been received at the next determined net asset value.

          Due to the possible illiquid nature of certain of the Fund's portfolio investments (especially during times of market dislocation), redemption requests may be processed pursuant to the Fund's "redemption-in-kind" policy as described below. In order to avoid receiving redemption proceeds in securities, a shareholder should notify the Fund's investment adviser in advance of the shareholder's intent to submit a redemption request. Making such a request may permit securities to be sold in advance of the redemption request so that redemption proceeds can be paid in cash rather than "in-kind". Shareholders are encouraged to contact the Fund's Adviser regarding redemptions as early as possible. Regardless of such notice, there is no guaranty that the Fund's Adviser will have the ability to sell securities in advance in order to pay redemptions in cash.

          Redemptions-in-Kind. The Fund has adopted the following redemption policy in conformity with Rule 18f-1 under the 1940 Act. It is the Fund's policy to redeem its shares, with respect to any one shareholder during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund at the beginning of the period. As an operating policy, the Fund may satisfy redemption requests in excess of such amount by distributing portfolio securities in lieu of cash. This policy may be modified or terminated at any time by the Board of Trustees of the Fund.

           Any securities distributed in-kind would be valued in accordance with the Fund's policies used to determine net asset value for the Fund's portfolio as a whole (such that, among other things, the value of any "odd lot" securities distributed in-kind will not be discounted to reflect their division from the remainder of their "lot" held by the portfolio as a whole). The redeeming shareholder will bear the risk of fluctuation in value of the in-kind redemption proceeds after the trade date for the redemption. For a further description of redemption in-kind procedures and requirements, see "Redemption of Shares" in the SAI.

          Redemption Fee. The Fund has adopted the policy that if shareholders redeem their shares within six months of purchase, the Fund will impose a 1% redemption fee (applied to the lower of the cost of the shares or the redemption proceeds) at the time of such redemption. There is no redemption fee imposed on shares held longer than six months.

          Limitations on Transfers. Ownership of the Fund's shares is limited to investors who are accredited investors within the meaning of Regulation D promulgated by the SEC. Accordingly, transfers of shares to investors who are not so accredited may jeopardize the exception from registration applicable to the shares, and so the Fund places significant restrictions on transfers. No transfer will be recognized without the consent of the Fund, which consent may be withheld for any reason whatsoever. In addition, investors should understand that shares cannot be assigned or transferred without registration under the Securities Act and any applicable state securities law or pursuant to an available exemption therefrom.

                       DIVIDENDS, DISTRIBUTIONS AND TAXES

          The Fund's dividends from net investment income are declared and paid monthly. Any distributions from net realized securities profits will be distributed once a year. Both dividends and distributions, if any, are automatically reinvested in shares pursuant to the Fund's Automatic Dividend Reinvestment Plan, unless a holder of shares elects otherwise. If the Post Office cannot deliver a check in payment of dividends or other distributions to a shareholder or if the check remains uncashed for more than one year, the Fund may enroll such shareholder in the Plan and reinvest such dividends or other distributions in the Fund on behalf of and for the benefit of such shareholder. See "Automatic Dividend Reinvestment Plan." Information as to the tax status of distributions will be provided annually.

          Tax issues can be complicated. Please consult your tax adviser about federal, state, or local tax consequences or with any other tax questions. The Fund may make both dividend and capital gains distributions. Both dividends and short-term capital gains distributions are currently taxed as ordinary income and are subject to a maximum federal rate of 35% for individual shareholders. Long-term capital gains distributions are currently taxed at a maximum rate of 15% for individual shareholders. Ordinary dividend distribution by the Fund will not be eligible for long-term capital gain tax rates applicable to certain dividends pursuant to recently enacted tax legislation. Dividends and distributions are generally taxable whether they are taken in cash or reinvested. Any dividends and distributions declared prior to December 31st and paid in the following January are taxable as though they were paid on December 31st. By January 31st of each year, you will be mailed a statement showing the tax status of your dividends and distributions for the prior year. Please see the SAI for more information.

          Federal tax laws currently require the Fund to withhold up to 28% of ordinary income dividends and capital gains dividends from shareholders who do not furnish the Fund with their tax identification numbers on IRS form W-9 or form W-8 for non-U.S. investors.


                          ACCOUNTANTS AND LEGAL COUNSEL

          Ernst & Young LLP serves as the Fund's independent auditors and in that capacity audits and reports on the Fund's annual financial statements, which appear in the Fund's Annual Reports, and the Fund's "Financial Highlights," which appear in the section below. The principal business of Ernst & Young LLP is located at 5 Times Square, New York, NY 10036. PricewaterhouseCoopers LLP served in that capacity with respect to annual financial statements for the Fund's fiscal years ending through October 31, 2002. Shearman & Sterling LLP, New York, serves as legal counsel to the Fund and the Adviser.

                              FINANCIAL HIGHLIGHTS


          The following tables are intended to help you understand the Fund's financial performance. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund assuming reinvestment of all dividends and distributions. The information below through October 31, 2003 appears in the Fund's annual report dated October 31, 2003. This information has been audited by Ernst & Young LLP, whose report, along with the Fund's financial statements, is included in the annual report which is available upon request. This information is with respect to shares held since the inception of the Fund. This information should be read in conjunction with the Statement of Additional Information.



(per share data except for percentages)                          Year ended    Period ended
                                                                 October 31,    October 31,
                                                                    2003          2002(1)
-------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                               $  10.23       $ 10.00
-------------------------------------------------------------------------------------------

Income from Investment Operations
Net Investment Income                                                  0.52          0.16
Net Realized and Unrealized Gain                                      (0.03)         0.25
-------------------------------------------------------------------------------------------
Total From Investment Operations                                       0.49          0.41
-------------------------------------------------------------------------------------------

Distributions
Net Investment Income                                                 (0.59)        (0.18)
Capital Gains                                                         (0.05)           --
-------------------------------------------------------------------------------------------
Total Distributions                                                   (0.64)        (0.18)
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Net Asset Value, End of Period                                     $  10.08       $ 10.23
-------------------------------------------------------------------------------------------

Total Investment Return
Net Asset Value(2,3)                                                   4.94%         4.08%(3,5)

Ratios and Supplemental Data
Net Assets, End of Period (Thousands)                              $125,913       $72,310
Ratio of Net Expenses to Average Net Assets, After Fee Waiver          0.47%         0.50%(4)
Ratio of Net Expenses to Average Net Assets, Before Fee Waiver         0.47%         0.55%(4)
Ration of Net Investment Income to Average Net Assets                  5.04%         5.15%(4)

Portfolio Turnover Rate                                                  65%           30%
-------------------------------------------------------------------------------------------


(1)  Commencement of investment operations was July 15, 2002.

(2) Total investment return based on per share net asset value reflects the effects of changes in net asset value on the performance of the Fund during the period, and assumes dividends and distributions, if any, were reinvested at net asset value.

(3) Total investment return would have been lower had certain fees not been waived during period.

(4)  Annualized.

(5) Not annualized.

                       ADDITIONAL SHAREHOLDER INFORMATION

          Once you become a shareholder, you will be sent copies of the Fund's annual and semi-annual Reports when they become available. The Annual Report contains audited financial statements by the Fund's independent accountants. These reports will be sent to shareholders at their addresses of record.

          The SAI and the Fund's annual and semi-annual reports, which are referenced in this prospectus, contain additional information about the Fund and its investments and are available to you without charge. You may visit the SEC's website (http://www.sec.gov) to view the SAI and other information. Also, you can obtain copies of the SAI and other information by sending your request and fee to the SEC's Public Reference Section, Washington, D.C. 20549-6009. You also may review and copy information about the Fund, including the SAI, at the SEC's Public Reference Room in Washington, D.C. To find out more about the public reference room, call the SEC at 1-800-SEC-0330. You can also send your request for the SAI or any shareholder reports to the Fund at:


Clarion Investment Trust
c/o Fred Arenstein
230 Park Avenue
New York, New York 10169
(212) 883-2690

or contact the Adviser at:

ING Clarion Capital, LLC
c/o Daniel Heflin
230 Park Avenue
New York, New York 10169
(212) 883-2541

The Trust's Investment Company Act file number is 801-21133.

                            CLARION TOTAL RETURN FUND
                     (a series of Clarion Investment Trust)


                       STATEMENT OF ADDITIONAL INFORMATION
                                February 6, 2004


          CLARION TOTAL RETURN FUND (the "Fund") is a non-diversified series of Clarion Investment Trust. The Fund's address is 230 Park Avenue, New York, New York 10169, and its telephone number is (212) 883-2500. ING Clarion Capital, LLC (the "Adviser") serves as the investment adviser for the Fund.

          The Fund's investment objective is to outperform the Lehman Brothers Aggregate Index.

          In furtherance of this objective, the Fund will invest at least 80% of its assets in securities that were rated at least BBB-/BBB-/Baa3 by Standard & Poor's, Fitch IBCA or Moody's (each, a nationally recognized credit rating organization) at the time of investment ("investment grade fixed income securities") and no more than 20% of its assets in securities that were rated below BBB-/BBB-/Baa3 at the time of investment ("non-investment grade securities" or "junk bonds"). The Fund may not invest in securities rated below B-/B-/B3.


          This Statement of Additional Information is not a prospectus and should be read in conjunction with the Fund's Prospectus, dated February 6, 2004, a copy of which may be obtained from the Fund.


          Once you become a shareholder, you will be sent copies of the Fund's Annual and Semiannual Reports when they become available. Annual Reports will contain audited financial statements by the Fund's independent accountants. These reports will be sent to shareholders at their addresses of record.

TABLE OF CONTENTS


Organization, History and Description of Shares..............................S-3

Investment Objective, Strategies and Restrictions............................S-3

Other Investment Practices...................................................S-7

Certain Risk Factors.........................................................S-8

Adviser.....................................................................S-13

Trustees and Officers.......................................................S-17

Principal Shareholders......................................................S-20

Expenses of the Fund........................................................S-21

Portfolio Transactions and Brokerage........................................S-21

Net Asset Value.............................................................S-22

Average Credit Quality......................................................S-23

Disclosure of Portfolio Holdings............................................S-23

Redemption of Shares........................................................S-23

Distributions and Taxes.....................................................S-24

Administrator, Custodian and Transfer Agent.................................S-28

Accountants and Legal Counsel...............................................S-28

Financial Statements........................................................S-28

                 ORGANIZATION, HISTORY AND DESCRIPTION OF SHARES

          Clarion Total Return Fund (the "Fund") was organized on June 27, 2002 as a non-diversified series of Clarion Investment Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act") and established as a business trust under the laws of Delaware by an Agreement and Declaration of Trust dated June 27, 2002 (the "Trust Agreement"). The Trust Agreement permits the Trustees to issue an unlimited number of shares of beneficial interest of separate series. As of the date of this Statement of Additional Information ("SAI"), the Fund is the sole series of the Trust. The investment adviser to the Fund is ING Clarion Capital, LLC (the "Adviser").

          The Fund does not issue share certificates. All shares are held in non-certificate form registered on the books of the Fund and the Fund's transfer agent for the account of the shareholder. Each share of a series represents an equal proportionate interest in the assets and liabilities belonging to that series with each other share of that series and is entitled to such dividends and distributions out of income belonging to the series as are declared by the Trust's Board of Trustees (each a "Trustee"). The shares do not have cumulative voting rights or any preemptive or conversion rights, and the Trustees have the authority from time to time to divide or combine the shares of any series into a greater or lesser number of shares of that series so long as the proportionate beneficial interest in the assets belonging to that series and the rights of shares of any other series are in no way affected. In case of any liquidation of a series, the holders of shares of the series being liquidated will be entitled to receive as a class a distribution out of the assets, net of the liabilities, belonging to that series. Expenses attributable to any series are borne by that series. Any general expenses of the Trust not readily identifiable as belonging to a particular series are allocated by or under the direction of the Trustees in such manner as the Trustees determine to be fair and equitable. No shareholder is liable to further calls or to assessment by the Trust without his or her express consent.

          For information concerning the purchase and redemption of shares of the Fund and a description of the methods used to determine the share price and value of the Fund's assets, see "Fund Structure and Investment in the Fund" in the Prospectus.

                INVESTMENT OBJECTIVE, STRATEGIES AND RESTRICTIONS

          The investment objective of the Fund is to outperform the Lehman Brothers Aggregate Index (the benchmark). No assurance can be given that the investment objective of the Fund will be achieved.

          In furtherance of this objective, the Fund will invest at least 80% of its assets in securities that were rated at least BBB-/BBB-/Baa3 by Standard & Poor's, Fitch IBCA or Moody's (each, a nationally recognized credit rating organization) at the time of investment ("investment grade fixed income securities") and no more than 20% of its assets in securities that were rated below BBB-/BBB-/Baa3 at the time of investment ("non-investment grade securities" or "junk bonds"). Non-investment grade securities are considered speculative. The Fund will seek to maintain a weighted average credit quality of BBB-/BBB-/Baa3 or better at all times. Securities given split ratings will be accounted for at the higher rating. If the weighted average credit quality of the Fund falls below BBB-/BBB-/Baa3, the Fund will take corrective action, such as disposing of securities with a lower rating and/or investing in securities with a higher rating, so as to restore the weighted average credit rating to BBB-/BBB-/Baa3 or higher. The Fund may not invest in securities rated below B-/B-/B3.

          The Fund will invest a substantial amount of its assets in commercial mortgage-backed securities ("CMBS") but may also invest in other securities as described herein. Other fixed income securities in which the Fund may invest include U.S. Treasury securities, securities issued or guaranteed by agencies or instrumentalities of the U.S. Government, mortgage backed securities, asset backed securities and corporate debentures. The issuers of these securities may include domestic and foreign corporations, partnerships, trusts or similar entities, and governmental entities or their political subdivisions, agencies or instrumentalities. The Fund may invest in money market instruments. Included in the money market securities in which the Fund may invest (subject to any fundamental or non-fundamental restrictions) are U.S. Government securities, commercial paper, certificates of deposit and banker's acceptances. Under normal circumstances, temporary cash balances will be invested directly in such money market instruments or in commingled, short-term money market funds, which invest in comparably rated securities.

          In determining the securities that the Fund will acquire, the Adviser may consider, among other factors, the following: the characteristics of the underlying credit, including loan-to-value and debt service coverage ratios, seasoning and risks of refinancing; characteristics of the underlying collateral, if any, occupancy and leasing rates and competitiveness in the pertinent market; economic, environmental and local considerations; deal structure, including historical performance of the originator, subordination percentages and reserve fund balances; and structural participants such as administrators and servicers.

          Although the Fund is registered with the SEC as a "non-diversified" investment company and expects to remain so, the Fund intends to diversify its holdings sufficient to meet the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended.

          The Fund will invest no less than 85% of its net assets in securities that have an established secondary trading market or are otherwise considered liquid.

          The Fund is authorized to temporarily borrow up to 5% of the Fund's assets for the payment of distributions or Fund expenses.

Fundamental Restrictions

     The Fund's investment restrictions set forth below are fundamental. Fundamental restrictions cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities. The 1940 Act defines such majority to be the lesser of (a) more than 50% of the outstanding shares of the Fund or (b) 67% or more of the shares represented at a meeting at which more than 50% of the outstanding shares are present or represented by proxy. If a percentage restriction on an investment or use of assets set forth in a fundamental restriction is adhered to at the time a transaction is effected, later changes in percentages resulting from changing market values will not be considered a deviation from the restriction. The Fund's limitation on investments in illiquid securities, however, must be adhered to at all times. Subsequent changes in value may require an adjustment in the Fund's holdings to stay within the terms of the restriction. The Fund may not:

          (1) issue senior securities except that the Fund may temporarily borrow up to 5% of its total assets for the payment of distributions or Fund expenses; pledge its assets other than to secure such issuances or in connection with hedging transactions, when-issued and forward commitment transactions and similar investment strategies;

          (2) make loans of money or property to any person, except through the purchase of fixed income securities or the acquisition of securities subject to repurchase agreements consistent with the Fund's investment objective and strategies;

          (3) underwrite the securities of other issuers, except to the extent that in connection with the disposition of portfolio securities or the sale of its own shares the Fund may be deemed to be an underwriter;

          (4) invest for the purpose of exercising control over management of any company other than issuers of collateralized fixed income securities;

          (5) invest 25% or more of the value of its total assets in any one industry (collateralized securities, including commercial mortgage backed securities and securities issued or guaranteed by the U.S. government or any agency or instrumentality thereof are not treated as industries);

          (6)  purchase or sell real estate properties;

          (7) purchase or sell commodities or commodity contracts for any purposes except as, and to the extent, permitted by applicable law without the Fund becoming subject to registration with the Commodity Futures Trading Commission as a commodity pool;

          (8) invest more than 20% of the assets of the Fund in securities of foreign issuers;

          (9) enter into forward currency contracts, except for the purpose of hedging foreign currency exposure (back to the U.S. dollar) resulting from the ownership of non-U.S. dollar denominated securities;

          (10) invest in lettered stocks, common stocks, direct placements or direct real estate investments, except to the extent that such investments may be part of a mutual fund in which the investments are made;

          (11) with respect to exchange traded interest rate futures contracts and option contracts on those futures contracts:

               a.   borrow in order to enter into such contracts,

               b. enter into long positions in which the margin is funded with illiquid assets,

               c. enter into short positions in which the margin is funded with illiquid assets, and

               d. enter into such contracts such that, in the aggregate, the net margin and premium outstanding exceeds 5% of the assets of the Fund;

          (12) make short sales of securities, except with respect to exchange traded interest rate futures contracts and option contracts on those futures contracts, subject to fundamental investment restriction 11(c);

          (13) with respect to short-term investments:

               a.   maintain an average portfolio quality below AA-;

               b. invest in securities having a maturity (or in the case of asset-backed or mortgage-backed securities, an average life) greater than five years from the date of purchase, subject to a maximum total portfolio duration of one-half of a year;

               c. invest in non-marketable securities that may have typical maturities of less than or equal to six months, other than repurchase agreements and time deposits;

               d. invest such that the short-term investments of a single issuer (with the exception of the U.S. Government and its agencies) represent more than 5% of the assets of the Fund,

               e.   invest in securities other than the following:

                    i.) U.S. Government Securities - Obligations issued or guaranteed as to principal and interest by the U.S. Government or its agencies;

                    ii.) U.S. Bank Obligations - Obligations (including
                         certificates of deposit and banker's acceptances) of banks having total assets of at least one billion dollars that are organized and operating in the United States and are members of the FDIC; obligations of foreign branches of such banks (e.g. Eurodollar CDs and TDs - time deposits), provided that investments in U.S. bank obligations may not exceed 20% of the assets of the Fund;

                   iii.) Commercial Paper - Commercial paper (including
                         asset-backed commercial paper) rated no lower than P-2 by Moody's or A-2 by Standard & Poor's, or if not rated, issued by a company having an outstanding debt rating no lower than A by Moody's or A by Standard & Poor's;

                    iv.) Repurchase Agreements - Repurchase agreements maturing in 14 days or less with a member bank of the Federal Reserve System or any primary dealer of U.S. Government Securities and tri-party repurchase agreements, provided that the securities underlying the repurchase agreements must be as described in fundamental restrictions 13 (e)(i.) through 13 (e)(iii.);

                    v.) Corporate Bonds - Including corporate, finance and bank bonds, notes and debentures, provided that all corporate bonds must be rated Baa or higher by Moody's and BBB or higher by Standard & Poor's;

                    vi.) Mortgage-Backed and Asset-Backed and CMO Securities -
                         All mortgage-backed, asset-backed and CMOs rated Aa2 or higher by Moody's or AA by Standard & Poor's, and that are subject to the fundamental restriction 13 (b);

                   vii.) Master Note Agreements and Demand Notes - Obligations
                         issued by a company having commercial paper rated no lower than P-2 by Moody's or A-2 by Standard & Poor's or having outstanding debt rating no lower than A2 by Moody's or A by Standard & Poor's;

                  viii.) Canadian Government Securities - Obligations issued or guaranteed as to principal and interest by the Government of Canada, provided that such obligations are denominated in U.S. dollars;

                    ix.) Foreign Bank Certificates of Deposit - U.S. dollar
                         denominated obligations of domestic branches of the 50 largest foreign banks (determined by assets stated in U.S. dollars) that are subject to the banking laws of New York State, provided that such obligations must be denominated in U.S. dollars;

                    x.) Foreign Commercial Paper - Commercial paper issued by foreign corporations rated no lower than P-1 by Moody's and A-1 by Standard & Poor's, provided that such obligations must be denominated in U.S. dollars;

                    xi.) Money Market Investment Funds - Short-term investment funds that comply with fundamental investment restrictions 13 (a) through 13 (e), that are registered with the Securities and Exchange Commission or are under the management and supervision of the Administrator or Custodian of the Fund.

The identification of those assets of the Fund that are considered short-term investments, and are therefore subject to the fundamental restrictions 13 (a) through 13 (e), will be made solely by the Adviser.

          The investment restrictions described above do not apply to an investment by the Fund of all of its assets in a "Master Fund" or another fund with the same investment objectives, policies and restrictions as the Fund.

          The investment objective of the Fund and the investment policies described in the Fund's prospectus or in this SAI that are not specified as fundamental may be changed by the Board of Trustees without shareholder approval. The Fund will give notice to shareholders 30 days in advance of a change in a non-fundamental investment policy.

                           OTHER INVESTMENT PRACTICES

          Futures Contracts and Options on Futures Contracts. The Fund may enter into exchange traded interest rate futures contracts and options on such contracts in order to modify the duration and/or the convexity of the portfolio of the Fund, subject to the fundamental restrictions of the Fund with respect to such contracts. To the extent the Fund does engage in such transactions, it intends to conduct its operations in compliance with Commodity Futures Trading Commission ("CFTC") Rule 4.5 under the Commodity Exchange Act in order to avoid regulation by the CFTC as a commodity pool. Pursuant to Commodity Futures Trading Commission Rule 4.5, the Adviser is not subject to regulation or registration as a commodities pool operator with respect to the investment operations of the Fund.

          Calls on Futures Contracts. The Fund may sell or purchase call options ("calls") on exchange traded futures contracts. A call gives the purchaser of the option the right to buy, and obligates the seller to sell, the underlying futures contract at the exercise price at any time or at a specified time during the option period. All such calls sold by the Fund must be "covered" as long as the call is outstanding (i.e., the Fund must own the futures contract subject to the call or other securities acceptable for applicable escrow requirements). A call sold by the Fund exposes the Fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying futures contract and may require the Fund to hold a futures contract which it might otherwise have sold. The purchase of a call gives the Fund the right to buy a futures contract at a fixed price.

          Puts on Futures Contracts. The Fund may purchase put options ("puts") that relate to exchange traded futures contracts. The Fund may also sell puts on exchange traded futures contracts if the Fund's contingent obligations on such puts are secured by segregated assets consisting of cash or liquid high grade debt securities having a value not less than the exercise price. The Fund will not sell puts if, as a result, more than 50% of the Fund's assets would be required to cover its potential obligations under its hedging and other investment transactions. In selling puts, there is a risk that the Fund may be required to buy the underlying instrument at a price higher than the current market price.

          When-Issued and Forward Commitment Securities. The Fund may also purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but the Fund will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it can incur a gain or loss. At the time the Fund enters into a transaction on a when-issued or forward commitment basis, it will segregate with its custodian cash or other liquid high grade debt securities with a value not less than the value of the when-issued or forward commitment securities. The value of these assets will be monitored daily to ensure that their marked-to-market value will at all times equal or exceed the corresponding obligations of the Fund. There is always a risk that the securities may not be delivered and that the Fund may incur a loss. Settlements in the ordinary course, which typically occur monthly for mortgage-backed securities, are not treated by the Fund as when-issued or forward commitment transactions and accordingly are not subject to the foregoing restrictions.

          Restricted and Illiquid Securities. The Fund may not invest more than 15% of its net assets in illiquid securities, including certain securities that are subject to legal or contractual restrictions on resale ("restricted securities"). Subject to this limitation, the Fund may purchase certain restricted securities eligible for sale to certain qualified institutional buyers such as the Fund, as contemplated by Rule 144A under the Securities Act of 1933 ("Rule 144A securities"). The Fund may sell the Rule 144A securities it has purchased only to such qualified institutional buyers. A Rule 144A security that was liquid when purchased could become illiquid if demand among qualified institutional buyers drops after the time of purchase. The Fund's Board of Trustees has adopted policies and procedures for the purpose of determining whether the Fund's Rule 144A securities are liquid or illiquid. The Adviser, under the supervision of the Fund's Board of Trustees, will consider whether securities purchased under Rule 144A are illiquid. In making this determination, the Adviser will consider the trading markets for the specific security, taking into account the unregistered nature of a Rule 144A security. In addition, the Adviser could consider (1) the frequency of trades and quotes, (2) the number of dealers and potential purchasers (in that the absence of qualified institutional buyers interested in a security would render it illiquid), (3) the dealer undertakings to make a market, and (4) the nature of the security and of market trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Rule 144A liquidity decisions made by the Adviser are subject to oversight, and procedural limitations set, by the Board of Trustees. The Fund may also purchase restricted securities eligible for sale to institutional accredited investors under Regulation D under the Securities Act of 1933.

                              CERTAIN RISK FACTORS

          The following disclosure relates to the risks inherent in an investment in shares.

          Interest Rate and Spread Risk. The market values of the Fund's assets will generally fluctuate inversely with changes in prevailing interest rates and spreads and directly with the perceived credit quality of such assets. Interest rates are highly sensitive to many factors, including governmental monetary, fiscal and tax policies, domestic and international economic and political considerations, and other factors beyond the control or anticipation of the Fund. Interest rate fluctuations can adversely affect the Fund's income in many ways and present a variety of risks, including the risk of increased prepayments. In addition, securities with longer durations, such as CMBS, tend to be more sensitive to changes in interest rates and spreads, usually making them more volatile than securities with shorter durations. To the extent the various hedging techniques and active portfolio management employed by the Fund do not offset these changes, the net asset value of the Fund's Shares will also fluctuate in relation to these changes. The various investment techniques employed by the Fund and the different characteristics of particular securities in which the Fund may invest make it very difficult to predict precisely the impact of interest rate and credit quality changes on the net asset value of the shares.

          Market Risk. The market price of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions which are not specifically related to such security, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry.

          Credit Risk. Default refers to the potential for unrecoverable principal and interest loss. The value of the securities purchased by the Fund will depend, in part, upon the creditworthiness of the obligors for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments, the Fund's net asset value may be adversely affected. Additionally, there is no assurance that the investment can be liquidated.

          Unsecured securities issued by corporate, trust and other entities, often are subordinated to certain other obligations of the issuers thereof. Adverse changes in the financial condition of the issuer, with business sectors related to the issuer or general economic factors may impair the ability of the issuer to make payments of principal and interest. Additionally, the severity of the loss associated with the default of a corporate security is often significantly higher than that of investments back by collateral. Asset backed securities may include, but are not limited to, aerospace and defense securities, home equity loan securities, credit card receivable securities, auto loan securities, insurance company guaranteed securities, manufactured housing securities, monoline guaranteed securities, oil and gas services securities, project finance securities, residential 'A' mortgage securities, residential 'B/C' mortgage securities, restaurant and food services securities and structured settlement securities. Credit risk arises in asset backed securities because of the significant credit risks inherent in the underlying collateral and because the issuers of the underlying collateral are primarily private entities. The structure of an asset backed security and the terms of the investors' interest in the collateral can vary widely depending on the type of collateral, the desires of investors and the use of credit enhancements. Although the basic elements of all asset-backed securities are similar, individual transactions can differ markedly in both structure and execution. Important determinants of the risk associated with issuing or holding such securities include the process by which principal and interest payments are allocated and down-streamed to investors, how credit losses affect the trust and the return to investors, whether the underlying collateral represents a fixed set of specific assets or accounts, whether any underlying loans are revolving or closed-end, under what terms (including maturity of the instrument) any remaining balance in the accounts may revert to the issuing company and the extent to which the issuing company (the actual source of the collateral assets) is obligated to provide support to the trust/conduit or to the investors. Holders of asset backed securities bear various risks, including credit risks, interest rate risks, market risks, operations risks, structural risks and legal risks. Credit risk arises from (1) losses due to defaults by the borrowers in the underlying collateral and (2) the servicer's failure to perform. These two elements can both be present, for example, in the case of a servicer or manager who does not provide adequate credit review scrutiny to the portfolio, leading to higher incidence of defaults. Market risk and structural risk arise from the cash flow characteristics of the security. The cash flow is determined by credit performance, including the presence of early amortization or acceleration features designed to protect some classes of securities in the event that credit losses in the portfolio rise well above expected levels, the rate of prepayments and the allocation of the resulting cash flow. Operations risk arises through the potential for misrepresentation of loan quality or terms by the originating institution, misrepresentation of the nature and current value of the assets by the servicer and inadequate controls over disbursements and receipts by the servicer. Legal risk can arise as a result of the procedures followed in connection with the origination of the mortgage loans or the servicing thereof.

          With respect to collateral comprised of commercial mortgage loans, because payments of principal and interest on the mortgage loans depends solely on cash flow from the underlying properties, these risks, in turn, result from the risks associated with the direct ownership of real estate. These risks include, among others, national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of office space, hotel rooms, retail, industrial or other commercial space); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; changes to building or similar codes; and increases in operating expenses (such as energy costs). The historical operating results of the mortgaged properties may not be comparable to future operating results. In addition, other factors may adversely affect the mortgaged properties' value without affecting the net operating income, including changes in governmental regulations, zoning or tax laws, potential environmental or other legal liabilities, the availability of refinancing, and changes in interest rate levels.

          While the credit quality of the collateral supporting the CMBS in which the Fund may invest will reflect the perceived appropriateness of future cash flows to meet operating expenses, as a result of any of the factors mentioned above, the underlying commercial properties may not be able to continue to generate income to meet their operating expenses (mainly debt services, lease payments, capital expenditures and tenant improvements). Consequently, the obligors under commercial mortgages may be unable to make payments of interest in a timely fashion, increasing the risk of default on the mortgage loan. In addition, the repayment of the commercial mortgage loans will typically depend upon the future availability of financing and the stability of real estate property values.

          Most commercial mortgage loans are non-recourse obligations of the borrower, meaning that the sole remedy of the lender in the event of a default is to foreclose upon the collateral. As a result, in the event of default by a borrower, the lender has recourse only against the specific property pledged to secure the loan and not against the borrower's other assets. If the borrower is not able or willing to refinance or dispose of the property to pay the principal balance due at maturity, the lender will need to recover the unpaid principal balance of the loan from the value of the property. Factors such as the title to the property, its physical and environmental condition (which may deteriorate during foreclosure proceedings) and financial performance, as well as governmental disclosure requirements with respect to the condition of the property, may make the lender unable to fully recover such amount.

          In addition, certain obligors on underlying collateral may become subject to bankruptcy proceedings, in which case the amount and timing of amounts due under the collateral may be materially adversely affected.

          Limited Recourse on Collateral. The Fund anticipates that a portion of the collateral may contain limitations on recourse against the ultimate borrower. In other cases, recourse against the borrower may be limited by applicable provisions of the laws of the jurisdictions in which the collateral is located or by the selection of remedies and the impact of those laws on that selection. In those cases, in the event of a borrower default, recourse may be limited to only the specific collateral, the value of which may not be sufficient to prevent the Fund from sustaining losses. As to collateral that includes recourse against the borrower and its assets generally, there can be no assurance that such recourse will provide a recovery sufficient to prevent such losses.

          Insurance May Not be Sufficient to Cover Casualties. The collateral or bond indentures will generally require borrowers thereunder to obtain insurance coverage of the type and in the amount customarily obtained by owners of assets similar to the applicable collateral, including liability and fire and extended coverage in amounts sufficient to permit replacement of such assets in the event of a total loss, subject to applicable deductibles. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism and acts of war that may be uninsurable or not economically insurable. Under such circumstances, the insurance proceeds received by the borrower, if any, might not be adequate to restore the collateral. In such event, upon a default under such collateral, there may be insufficient proceeds from the foreclosure sale of such impaired assets to prevent the Fund from incurring losses.

          Prepayments. The value of the Fund's investments may be affected by the prepayment rates of the underlying assets. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors and cannot be predicted with certainty. In periods of declining interest rates, prepayments on loans generally increase. In addition, because interest rates have declined, the funds available for reinvestment by the Fund during such periods are likely to be reinvested at lower interest rates than the Fund was earning on the prepaid investments. The types of securities in which the Fund intends to invest may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.

          Geographic Concentration. To the extent the underlying collateral consists of mortgage loans, repayments by the borrowers and the market value of the mortgaged properties underlying such collateral may be affected by economic conditions in regions where the mortgaged properties are located, conditions in the real estate market where the mortgaged properties are located, changes in the governmental rules and fiscal policies, acts of nature (which may result in uninsured losses) and other factors particular to the locales of the respective mortgaged properties.

          Environmental Risk. To the extent the collateral consists of mortgage loans, the Fund may become subject to environmental risks when the properties securing such collateral encounter environmental problems. The operating costs and values of these properties may be adversely affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Such laws often impose liability regardless of whether the owner, operator or, in certain cases, mortgagee knows of, or was responsible for, the presence of such hazardous or toxic substances. The costs of investigation, remediation or removal of hazardous substances could exceed the value of the property. The Fund's income could be affected adversely by the existence of an environmental liability with respect to such properties.

          Large Shareholders. Since the Fund's minimum initial investment is $3 million, the Fund is offered to large institutional holders. If a large holder were to redeem a significant portion of their shares, it could have a negative effect on the Fund's portfolio, potentially causing the Fund performance to be hindered or even the Fund to no longer be viable.

          Newly Formed Fund. The Fund is newly formed and has not yet commenced operations. During its start-up period it will be exposed to certain risks including the risk of investing under unfavorable conditions. It may also be less diversified than when fully invested.

          Non-diversified Status Under Federal Securities Laws. The Fund has registered with the Securities and Exchange Commission as a "non-diversified" investment company which enables it to invest more than 5% of its assets in the obligations of any single issuer subject to the fundamental and non-fundamental restrictions of the Fund and limitations under Subchapter M of the Internal Revenue Code (the "Code") (see "DISTRIBUTIONS AND TAXES - Federal Tax Treatment of the Fund"). As a result of its ability to concentrate its investments in the obligations of a smaller number of issuers, the Fund may be more susceptible than a more widely diversified fund to any single economic, political or regulatory occurrence.

          Special Risks from Ownership of Non-investment or Subordinate Securities. The Fund may acquire various subordinate classes of securities, including "first loss" classes. A "first loss" class is the most subordinate class of a multi-class issuance of pass-through or debt securities and is the last class to receive payment of interest and principal and the first class to bear the loss resulting from defaults. Subordinate securities are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior classes. The market values of such subordinate classes tend to be more sensitive to changes in economic conditions than more senior classes. As a result of these and other factors, these securities are generally not actively traded and are not likely to provide holders thereof with liquidity. In addition, the Fund's investments in subordinate securities will be subject to the risks of adverse conditions in the securities markets. Such adverse conditions would impair the value and marketability of such investments. The yield-to-maturity on subordinate securities may be extremely sensitive to the default and loss experience of the underlying collateral, if any, and the timing of any such defaults or losses. Because the subordinate classes of securities generally have little or no credit support, the Fund may not recover the full amount, or any, of its investment in such subordinate securities. The subordination of these classes of securities may adversely affect the yield on such classes even if realized losses ultimately are not allocated to such classes. On any payment date, interest and principal generally would be paid on the more senior classes before interest and principal would be paid with respect to the subordinate classes. Typically, interest deferred on subordinate classes would be payable on subsequent payment dates to the extent funds become available, but such deferral itself may not bear interest. Such deferral of interest generally will adversely affect the yield on the subordinate classes. The yield of such securities will also be affected by the rate and timing of payment of principal. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing interest rates and economic, demographic, tax, legal and other factors. Prepayments on underlying collateral are generally allocated to the more senior classes until the balance of such senior classes is reduced to zero. As a result, the weighted average lives of subordinate classes may be longer than would otherwise be the case. To the extent that the holders of subordinate classes are not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the subordinate classes may be adversely affected.

          To the extent the Fund does not obtain special servicing rights, the servicer of the underlying collateral may not have the same incentive to exercise remedies with respect to defaulted collateral as would the holders of the subordinate classes who would experience loss as a result of such defaulted collateral earlier than the holders of the more senior classes. Accordingly, the underlying collateral may not be serviced in a manner that is most advantageous to the Fund as the holder of a subordinate class.

          Certain of securities that the Fund will acquire will include interests that have not been registered under the Securities Act or other applicable relevant securities laws, resulting in a prohibition against transfer, sale, pledge or other disposition of such securities except in a transaction that is exempt from the registration requirements of, or otherwise in accordance with, those laws. Thus, these restrictions may limit the ability of the Fund to transfer, sell, pledge or otherwise dispose of certain investments in response to changes in economic and other conditions.

          Furthermore, the prices of lower credit quality securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in the price of lower credit quality securities because the advent of a recession could lessen the ability of obligors under the Collateral to make principal and interest payments. In such event, existing credit supports may be insufficient to protect against loss of principal.

          Illiquid Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or are otherwise considered illiquid. Liquidity of a security refers to the ability to easily dispose of securities and the price to be obtained, and does not relate to the credit risk or likelihood of receipt of cash at maturity. Illiquid securities may trade at a discount from comparable, more liquid investments and at times there may be no market at all.

          Other Investment Management Techniques. The Fund intends to enter into hedging transactions primarily to protect itself from the effect of interest rate fluctuations relative to its benchmark. There can be no assurance that the Fund's hedging activities, including the use of exchange traded interest rate futures contracts and options on such contracts will have the desired beneficial impact on the Fund's results of operation or financial condition. Moreover, no hedging activity can completely insulate the Fund from the risks associated with changes in interest rates and prepayment rates. The Fund's performance may be affected adversely if the Fund fails to limit the effects of changes in its operations by employing an effective hedging strategy. Hedging involves risk and typically involves costs, including transaction costs. Such costs increase dramatically as the period covered by the hedging increases and during periods of rising or volatile interest rates. The Fund may increase its hedging activities, and, thus, increase its hedging costs, during such periods when interest rates are volatile or rising. Losses on a hedge position may reduce the Fund's net asset value. There may be no perfect hedge for any investment and a hedge may not perform its intended purpose of offsetting losses on an investment.

          Counterparty Risk. Although the Fund intends to enter into transactions only with counterparties the Fund believes to be financially sound and to monitor the financial soundness of such parties on a periodic basis, the Fund will be exposed to the risk that the counterparties with which the Fund trades may become financially unsound or insolvent. If a counterparty ceases making markets and quoting prices, the Fund may suffer from adverse consequences. In addition, the Fund may be subject to the risk of trading halts, suspensions, exchange or clearing house equipment failure, insolvency of a brokerage firm or other disruptions of normal trading activities.

          Redemptions. As an open-end fund, the Fund is required to redeem its shares if so requested by shareholders. Subject to the Fund's "redemptions in-kind" policy, if the Fund is required to sell assets to pay redemptions, such "forced" sales may prevent the Fund from receiving the same value for such assets as would have been received if the assets had been sold over an orderly period of time, reducing the net asset value of the Fund. Also, such sales may cause the Fund to realize capital gains in excess of the gains that otherwise would have been distributed to the Fund's shareholders in such year. Such capital gains distributions will be taxable to certain shareholders.

          Also, apart from any redemption fee payable to the Fund, shareholders receiving securities in-kind may receive less than their redemption value and/or incur transaction costs when selling such securities in the secondary market. These risks will be increased should the Fund distribute "illiquid" securities in connection with such in-kind redemption. See "Redemption of Shares" below. Furthermore, because a redemption in-kind may result in a shareholder receiving an "odd lot" of a security (i.e., an amount of such security that is below the minimum unit quantity at which such security typically trades), the shareholder may face increased difficulty in liquidating such security for its redemption value. As a result, shareholders are encouraged to contact the Fund's Adviser regarding redemptions as early as possible. This request may allow securities to be sold in advance of the redemption request so that redemption proceeds can be paid in cash rather than "in-kind". Regardless of such notice, there is no guaranty that the Fund's adviser will have the ability to sell securities in advance in order to pay redemptions in cash.

          Failure to Maintain Qualification Under Investment Company Act or Subchapter M of the Internal Revenue Code. The Fund intends to operate in a manner so as to qualify as a registered investment company under the 1940 Act and a regulated investment company under Subchapter M of the Code. The Adviser will use its best efforts to ensure that the Fund maintains such qualifications. If the Fund were to fail to qualify as a regulated investment company, the Fund may become subject to federal income tax on its taxable income at regular corporate rates. Any such corporate tax liability may be substantial and would reduce the amount of cash available for distribution to Shareholders and have a materially adverse impact on the Fund's net asset value.


          Limitation on Liability of Trustees and Officers. The Fund's Trust agreement contains provisions which, subject to certain exceptions, limits the liability of the Trustees and officers of the Fund to the Fund or to its Shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent that it is proved that the trustee or officer actually received an improper benefit or profit or to the extent that it is found that the act or omission of the trustee or officer resulted from deliberate dishonesty.


                                     ADVISER

Advisory Agreement


          ING Clarion Capital, LLC (the "Adviser") provides investment advisory services as the investment adviser of the Fund. ING Clarion Partners was founded in 1982, and in 1995, ING Clarion Partners teamed up with Daniel Heflin to develop a debt investment group (to become ING Clarion Capital in 1997).

          Pursuant to an Investment Advisory Agreement between the Fund and the Adviser (the "Advisory Agreement"), the Adviser receives an annual advisory fee of 0.25% of the average net assets of the Fund. These fees, described in the Prospectus under "Investment Advisory Agreement," are accrued daily and paid quarterly. To limit the expenses of the Fund during its early years of operation, the Adviser has separately agreed to a fee cap and expense reimbursement, which the Adviser may recover in later years. To the extent the Fund's expenses exceed 0.50% of its average daily net assets, calculated on an annualized basis, the Adviser has agreed to waive its advisory fees and, if necessary, reimburse the Fund for any such excess. Out-of-pocket due diligence and other expenses incurred by the Adviser in directly managing the Fund's investments (which may include, but will not be limited to, legal, appraisal, environmental and site visit expenses) will not be included as fund operating expenses for purposes of calculating a management fee waiver, if any. The same principles will apply to any fees or discounts collected (or credited against the purchase price of an investment) by the Fund as part of its investment activities such that they will not be credited against Fund operating expenses for purposes of calculating a management fee waiver. The Adviser may recover any fees waived or expenses reimbursed in the three and one half years previous to such recovery, if such recovery does not cause the Fund to exceed such limitation. The waiver agreement will continue until September 30, 2005 unless extended by the Adviser. The Fund will pay no interest, carrying or finance charge with respect to any reimbursed expenses that are subsequently recovered by the Adviser.

          For the fiscal year ended October 31, 2003 and for the period from inception on July 15, 2002 to October 31, 2002, the Fund paid advisory fees of $229,861 and $43,053 respectively and the Adviser waived advisory fees due from the Fund in the amount of $0 and $8,261 respectively.


          The Advisory Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the 1940 Act. In determining whether to approve the continuance of the Advisory Agreement, the Fund's Trustees will use their reasonable business judgment to decide, among other things, whether the Agreement benefits the Shareholders and is reasonable under the circumstances, and whether the compensation paid by the Fund is reasonable.

          The Advisory Agreement provides that the Adviser will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith, negligence or a material breach of duty. The Advisory Agreement provides that it will terminate automatically if assigned, within the meaning of the 1940 Act, and that it may be terminated without penalty by either party upon not more than 60 days nor less than 30 days written notice.

Considerations of the Board in Approving the Advisory Agreement

          The Board of Trustees last approved the Advisory Agreement on November 19, 2003. In determining whether it was appropriate to approve the agreement, the Board requested information, provided by the Adviser, that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information and was advised by legal counsel to the Fund with respect to its deliberations. In considering the agreements, the Board reviewed numerous factors. The Board first reviewed the Fund's investment performance during the prior year. Although investment performance was a significant factor in determining that the agreements should be continued, the following additional factors, among others, were considered by the Board in evaluating the fairness and reasonableness of the compensation to be paid to the Adviser:

          o    Prior investment performance of the Fund;

          o    Services provided under the Advisory Agreement;

          o Requirements of the Fund for the services provided by the Adviser;

          o    The quality of the services expected to be provided;

          o    Fees payable for the services;

          o    Total expenses of the Fund;

          o The Adviser's commitments to operating the Fund at competitive expense levels;

          o Profitability of the Adviser with respect to its relationship with the Fund;

          o    Capabilities and financial condition of the Adviser;

          o    Current economic and industry trends; and

          o    Historical relationship between the Fund and the Adviser.

Based on its review of the information requested and provided, and following extended discussions concerning the same, the Board determined that the agreements were consistent with the best interests of the Fund and its shareholders, and the Board unanimously approved the agreements for additional annual periods on the basis of the foregoing review and discussions and the following considerations, among others:

          o The fairness and reasonableness of the investment advisory fee payable to the Adviser under the agreements in light of the investment advisory services provided, the costs of these services, the profitability of the Adviser's relationship with the Funds, and the comparability of the fees paid to fees paid by other investment companies;

          o The nature, quality and extent of the investment advisory services provided by the Adviser, in light of the high quality services provided by the Adviser in its management of the Funds and the Funds' historic performance, including the success of the Funds in achieving stated investment objectives; and

          o The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of the Adviser.


          .

                              TRUSTEES AND OFFICERS

          The Fund is governed by a Board of Trustees responsible for setting broad policies to be implemented by the officers that they select. These officers manage the day-to-day operations of the Fund. The following is a list of the trustees and officers of the Fund and information relating to their involvement with the Fund.


Unless otherwise noted, the address of all Trustees and Officers is c/o Clarion Total Return Fund, 230 Park Avenue, New York, NY 10169. The "Fund Complex" referred to throughout this section of the SAI consists of the Fund, Clarion Value Fund Master, LLC, Clarion CMBS Value Fund, Inc. and ING Clarion Investors LLC.


                              Independent Trustees*


-------------------------------------------------------------------------------------------------------------
                                                                                Number of
                                       Term of             Principal          Portfolios in       Other
                     Position(s)     Office and          Occupation(s)         Fund Complex   Directorships/
   Name, Address      Held with       Length of          During Past 5         Overseen by     Trusteeships
      and Age           Fund         Time Served             Years               Trustee      Held by Trustee
-------------------------------------------------------------------------------------------------------------
I. Trevor Rozowsky   Trustee       Until death,     CFO/CCO Lydian Trust            4         Clarion Value
                                   resignation or   Company; CEO, Lydian                      Fund Master,
 (age 42)                          removal; since   Mortgage Company ;                        LLC; Clarion
                                   formation June   Formerly, Senior Vice                     CMBS Value
                                   2002             President, Ocwen                          Fund, Inc.;
                                                    Financial Corporation                     ING Clarion
                                                                                              Investors LLC
-------------------------------------------------------------------------------------------------------------
Steven N. Fayne      Trustee       Until death,     Managing Director, GMAC         4         Clarion Value
                                   resignation or   Commercial Mortgage;                      Fund Master,
(age 52)                           removal; since   Formerly, Managing                        LLC; Clarion
                                   July 2002        Director, ARCS                            CMBS Value
                                                    Affordable Housing                        Fund, Inc;
                                                                                              Lydian Trust
                                                                                              Company; ING
                                                                                              Clarion
                                                                                              Investors LLC
-------------------------------------------------------------------------------------------------------------


*    Not "interested persons" within the meaning of Section 2(a)(19) of the 1940
     Act.

                              Interested Trustees*


-------------------------------------------------------------------------------------------------------------
                                                                                Number of
                                       Term of             Principal          Portfolios in       Other
                     Position(s)     Office and          Occupation(s)         Fund Complex   Directorships/
   Name, Address      Held with       Length of          During Past 5         Overseen by     Trusteeships
      and Age           Fund         Time Served             Years               Trustee      Held by Trustee
-------------------------------------------------------------------------------------------------------------
Daniel Heflin        President     Until death,     President, ING                  3         Clarion Value
                     and Trustee   resignation or   Clarion Capital                           Fund Master,
(age 40)                           removal; since                                             LLC; Clarion
                                   formation June                                             CMBS Value
                                   2002                                                       Fund, Inc
-------------------------------------------------------------------------------------------------------------


     * "Interested persons" within the meaning of Section 2(a)(19) of the 1940 Act.

                                    Officers


----------------------------------------------------------------------------------------------------------------------------------
                            Position(s)                                                     Principal Occupation(s) During
     Name, Address           Held with           Term of Office and Length of                            Past
        and Age                Fund                     Time Served                                    5 Years
----------------------------------------------------------------------------------------------------------------------------------
Daniel Heflin           President, Trustee   Until death, resignation or removal,   President and CEO, ING Clarion Capital
                                             since formation June 2002
(age 40)
----------------------------------------------------------------------------------------------------------------------------------
Fredrick D. Arenstein   Vice President,      Until death, resignation or removal;   Vice President and Controller, ING Clarion
                        Treasurer,           since formation June 2002              Capital; Formerly,Chief Financial Officer,
(age 50)                Compliance Officer                                          United States Land Resources
----------------------------------------------------------------------------------------------------------------------------------
Stephen Baines          Vice President       Until death, resignation or removal;   Chief Investment Officer, ING Clarion Capital;
                                             since formation June 2002              Formerly, Founding Partner, James Howard, LP
(age 42)
----------------------------------------------------------------------------------------------------------------------------------
David Drinkwater        Vice President,      Until death, resignation or removal;   Chief Operating Officer, ING Clarion Capital;
                        Secretary            since formation June 2002              Formerly, Founding Partner, D70 Consulting
(age 38)                                                                            Group LLC; Partner, Arthur Andersen LLP
----------------------------------------------------------------------------------------------------------------------------------
Joanne M. Vitale        Vice President       Until death, resignation or removal;   Director, ING Clarion Partners; Formerly,
                                             since formation June 2002              Senior Vice President, ING Clarion Partners;
(age 47)                                                                            Vice President, ING Clarion Partners
----------------------------------------------------------------------------------------------------------------------------------



          The following tables set forth information regarding compensation of Trustees by the Fund for the fiscal year ended December 31, 2003. Officers of the Fund and Interested Trustees do not receive any compensation from the Fund.

                              Independent Trustees


--------------------------------------------------------------------------------------------------
                                           Pension or                           Total Compensation
                          Aggregate    Retirement Benefits   Estimated Annual     From Fund and
   Name of Person,      Compensation   Accrued As Part of      Benefits Upon    Fund Complex Paid
      Position            From Fund       Fund Expenses         Retirement         to Trustees
--------------------------------------------------------------------------------------------------
I. Trevor Rozowsky,         $2,250           $0                     $0                $6,750
Trustee
--------------------------------------------------------------------------------------------------
Steven N. Fayne             $2,250           $0                     $0                $6,750
--------------------------------------------------------------------------------------------------


                               Interested Trustees

--------------------------------------------------------------------------------------------------
                                           Pension or                           Total Compensation
                          Aggregate    Retirement Benefits   Estimated Annual     From Fund and
   Name of Person,      Compensation   Accrued As Part of      Benefits Upon    Fund Complex Paid
      Position           From Fund*       Fund Expenses         Retirement         to Trustees*
--------------------------------------------------------------------------------------------------
Daniel Heflin,
President and Trustee        $0                $0                   $0                  $0
--------------------------------------------------------------------------------------------------






          The following table sets forth information regarding ownership by the Trustees of the Fund of equity securities of the Fund as of December 31, 2003. Dollar ranges of ownership are indicated as follows: A = None; B = $1 to $10,000; C = $10,001 to $50,000; D = $50,001 to $100,000; E = over $100,000.


                              Independent Trustees

-------------------------------------------------------------------------------------------------------
        (1)                            (2)                                    (3)
-------------------------------------------------------------------------------------------------------
                                                            Aggregate Dollar Range of Equity Securities
                        Dollar Range of Equity Securities    in All Funds in Fund Complex Overseen by
   Name of Trustee                 in the Fund                                  Trustee
-------------------------------------------------------------------------------------------------------
I. Trevor Rozowsky                      A                                      A
-------------------------------------------------------------------------------------------------------
Steven N. Fayne                         A                                      A
-------------------------------------------------------------------------------------------------------

                               Interested Trustees

-------------------------------------------------------------------------------------------------------
        (1)                            (2)                                    (3)
-------------------------------------------------------------------------------------------------------
                                                            Aggregate Dollar Range of Equity Securities
                        Dollar Range of Equity Securities    in All Funds in Fund Complex Overseen by
   Name of Trustee                 in the Fund                                  Trustee
-------------------------------------------------------------------------------------------------------
Daniel Heflin                          A                                      A
-------------------------------------------------------------------------------------------------------


          There were three meetings of the Board of Trustees held during the fiscal year ended October 31, 2003. For that period, each current Trustee attended at least seventy-five percent of the aggregate number of meetings of the Board and of any committee on which he or she served.

          Mr. Rozowsky and Mr. Fayne also serve as directors of Clarion CMBS Value Fund, Inc., Clarion Value Fund Master, LLC, and ING Clarion Investors LLC, investment companies advised by the Adviser.

          The Board of Trustees has a standing committee devoted to review of the Fund's audit functions and its independent accountants, which met five times during the fiscal year ended October 31, 2003 . This Audit Committee reviews the contract between the Fund and its independent accountants, recommends the continuation or termination of the contract with the independent accountants, oversees the Fund's accounting and financial reporting policies, procedures and internal controls and generally acts as a liaison with the independent accountants. The Audit Committee consists of the Independent Trustees, Mr. Rozowsky and Mr. Fayne.

     Trustee Compensation. Trustees of the Fund who are not affiliated persons of the Fund will be compensated by the Fund by payment of an annual retainer of $1,500 each, and in addition the Fund will pay an attendance fee of $250 per meeting, plus any out of pocket expenses related to attending the meeting.


     Code of Ethics. Trustees, officers and employees of the Fund and the Adviser are permitted to engage in personal securities transactions subject to the restrictions and procedures contained in the Codes of Ethics of the Fund and the Adviser (each of which was approved by the Board of Trustees of the Fund). In general, the Codes of Ethics preclude these individuals from trading for their personal accounts in the same securities as are being traded for the Fund.

                             PRINCIPAL SHAREHOLDERS


The following table sets forth information with respect to each person that owns, 5% or more of the outstanding Shares as of October 31, 2003:


  Name and Address      Ownership
  ----------------      ---------
Delta Air Lines, Inc.   99.99%
Department 849
1025 Virginia Avenue
Suite 400
Atlanta, GA  30354

                              EXPENSES OF THE FUND


          The Fund will pay all of its expenses, including fees of the Trustees not affiliated with the Adviser and board meeting expenses; fees of the Adviser and the Administrator; out of pocket due diligence (which may include, but will not be limited to, legal, appraisal, environmental, or site visit expenses) and other expenses incurred by the Adviser in directly managing the Fund's investments) (; interest charges; taxes; organization expenses; charges and expenses of the Fund's legal counsel, independent accountants and real estate consultants, and of the transfer agent, registrar and dividend disbursing agent of the Fund; expenses of repurchasing shares; expenses of printing and mailing share certificates, shareholder reports, notices, proxy statements and reports to governmental offices; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; expenses connected with negotiating, effecting purchase or sale, or registering privately issued securities; custodial fees and expenses for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating and publishing the net asset value of the Fund's shares; expenses of membership in investment company associations and publications; expenses of fidelity bonding and other insurance expenses including insurance premiums; expenses of stockholders' meetings; and registration fees. The Adviser will not utilize any affiliate in connection with the foregoing services unless such affiliate provides such services for remuneration at or below the then current market rates for such services. Any out-of-pocket due diligence and other expenses incurred by the Adviser in directly managing the Fund's investments (which may include, but will not be limited to legal, appraisal, environmental and site visit expenses) will not be included as Fund operating expenses for purposes of calculating a management fee waiver. The same principles will apply to any fees or discounts collected (or credited against the purchase price of an investment) by the Fund as part of its investment activities such that they will not be credited against Fund operating expenses for purposes of calculating a management fee waiver. These expenses will be included as part of the investment bases to the extent consistent with generally accepted accounting principles.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE


     The Adviser is responsible for decisions to buy and sell securities for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions. The securities in which the Fund invests are traded principally in the over-the-counter market. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a mark-up to the dealer. Securities purchased in underwritten offerings generally include, in the price, a fixed amount of compensation for the manager(s), underwriter(s) and dealer(s). The Fund may also purchase certain securities directly from an issuer, in which case no commissions or discounts are paid. Purchases and sales of bonds on a stock exchange are effected through brokers who charge a commission for their services.

     The Adviser is responsible for effecting securities transactions of the Fund and will do so in a manner deemed fair and reasonable to stockholders of the Fund and not according to any formula. The Adviser's primary considerations in selecting the manner of executing securities transactions for the Fund will be prompt execution of orders, the size and breadth of the market for the security, the reliability, integrity and financial condition and execution capability of the firm, the size of and difficulty in executing the order, and the best net price. There are many instances when, in the judgment of the Adviser, more than one firm can offer comparable execution services. In selecting among such firms, consideration is given to those firms that supply research and other services in addition to execution services. However, it is not the policy of the Adviser, absent special circumstances, to pay higher commissions to a firm because it has supplied such services.

     The Adviser is able to fulfill its obligations to furnish a continuous investment program to the Fund without receiving such information from brokers; however, it considers access to such information to be an important element of financial management. Although such information is considered useful, its value is not determinable, as it must be reviewed and assimilated by the Adviser, and does not reduce the Adviser's normal research activities in rendering investment advice under the Advisory Agreement. It is possible that the Adviser's expenses could be materially increased if it attempted to purchase this type of information or generate it through its own staff.

     One or more of the other investment companies or accounts that the Adviser manages may own from time to time the same investments as the Fund. Investment decisions for the Fund are made independently from those of such other investment companies or accounts; however, from time to time, the same investment decision may be made for more than one company or account. When two or more companies or accounts seek to purchase or sell the same securities, the securities actually purchased or sold will be allocated among the companies and accounts on a good faith equitable basis by the Adviser in its discretion in accordance with the accounts various investment objectives. In some cases, this system may adversely affect the price or size of the position obtainable for the Fund. In other cases, however, the ability of the Fund to participate in volume transactions may produce better execution for the Fund. It is the opinion of the Fund's Board of Trustees that this advantage, when combined with the other benefits available due to the Adviser's organization, outweighs any disadvantages that may be said to exist from exposure to simultaneous transactions.

     Although the Advisory Agreement contains no restrictions on portfolio turnover, it is not the Fund's policy to engage in transactions with the objective of seeking profits from short-term trading. It is expected that the annual portfolio turnover rate of the Fund will not exceed 400% excluding securities having a maturity of one year or less. Because it is difficult to predict accurately portfolio turnover rates, actual turnover may be higher or lower. The Adviser will monitor the Fund's tax status under the Code.

     Higher portfolio turnover results in increased Fund expenses, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and on the reinvestment in other securities.


                                 NET ASSET VALUE


     The net asset value of shares will be computed based upon the value of the Fund's portfolio securities and other assets. Net asset value per share will be determined as of 4:00 p.m., New York time, on any weekday that the New York Stock Exchange is open for trading, other than a day during which no such security was tendered for redemption and no order to purchase or sell such security was received. The net asset value will also be calculated at the end of each month. The Fund calculates net asset value per share by subtracting the Fund's liabilities (including accrued expenses and dividends payable) from the Fund's total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of shares outstanding.

     The Fund values CMBS and other debt securities using methodologies approved by the Fund's Board of Trustees (in accordance with Generally Accepted Accounting Principles), which may include information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, various relationships between security values and yield to maturity. Debt securities having a remaining maturity of sixty days or less when purchased and debt securities originally purchased with maturities in excess of sixty days but which currently have maturities of sixty days or less are valued at cost adjusted for amortization of premiums and accretion of discounts. Any securities or other assets for which current market quotations are not readily available, or where multiple quotations are given, are valued by the Adviser at their fair value as determined in good faith under procedures established by the Fund's Board of Trustees.

                             AVERAGE CREDIT QUALITY

          In order to calculate the average credit quality of the Fund's assets, the Fund will assign sequential numbers (ranging from 17 to 2) to each of the 16 Standard & Poor's/Fitch IBCA/Moody's rating categories from AAA/AAA/Aaa to B-/B-/B3. For purposes of this calculation, all securities which are guaranteed by a U.S. Government-sponsored entity are considered AAA/AAA/Aaa. Securities with split ratings will be accounted for at the higher rating. Any security that is downgraded to a rating of less than B-/B-/B3 will be assigned a rating number of 1, except for securities that are downgraded to a rating of D that will be assigned a rating number of 0. The numeric rating for each asset will be multiplied by the value of such asset. The sum of such products for each of the Fund's assets will then be divided by the Fund's net asset value and converted back to achieve the equivalent Standard & Poor's/Fitch IBCA/Moody's rating symbols. To the extent that the Fund invests in securities in a transaction that does not include the issuance of rated securities, the Adviser will determine the comparable credit quality of, and assign the appropriate credit rating to, such securities. The targeted weighted average credit quality of the Fund will be BBB-/BBB-/Baa3 or better at all times. If the weighted average credit quality of the Fund falls below BBB-/BBB-/Baa3, the Fund will take corrective action such as disposing of securities with a lower rating and/or investing in securities with a higher rating, so as to restore the weighted average credit rating to BBB-/BBB-/Baa3 or higher.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

The Fund discloses its portfolio holding periodically as required by the 1940 Act and may make more frequent disclosures of such information available to its investors or prospective investors upon reasonable request. The fund may also make disclosures to rating agencies and others having a legitimate business purpose related to receipt of such information, subject at all times to appropriate contractual protections against misuse.

                              REDEMPTION OF SHARES

          Any shareholder may request the redemption of shares by sending a written request to the Fund at the offices of the Adviser. Redemption requests must be endorsed by the account holder with signatures guaranteed by a commercial bank, trust company, savings and loan association, federal savings bank, member firm of a national securities exchange or other eligible financial institution. The redemption request must be signed exactly as the account is registered including any special capacity of the registered owner. Additional documentation may be requested, and a signature guarantee is normally required, from institutional and fiduciary account holders, such as corporations, custodians, executors, administrators, trustees or guardians.

          Due to the illiquid nature of certain of the Fund's portfolio investments, redemption requests may be processed pursuant to the Fund's "redemption-in-kind" policy as described below. In order to avoid receiving redemption proceeds in securities, a shareholder may notify the Fund's investment adviser in advance of the shareholder's intent to submit a redemption request. This request may allow securities to be sold in advance of the redemption request so that redemption proceeds can be paid in cash rather than "in-kind". Shareholders are encouraged to contact the Adviser regarding redemptions as early as possible. Regardless of such notice, there is no guaranty that the Adviser will have the ability to sell securities in advance in order to pay redemptions in cash.

          The Fund has adopted a policy under Rule 18f-1 under the 1940 Act whereby the Fund may elect to redeem any shareholder requesting that the Fund redeem shares with an aggregate value in excess of the lesser of $250,000 or 1% of the net asset value of the Fund during any 90 day period in-kind. In such event, the shareholder will be required to provide the Fund with details of valid custodial arrangements in the U.S., in addition to other important information required by the Fund to ensure compliance with anti-money laundering or other applicable governmental regulations, in order for the redemption request to be deemed valid. Failure to provide required information will result in the rejection of the redemption request as being invalid.

          The redemption price for shares will be the net asset value per share of the Fund next determined following receipt by the Fund of a properly executed request with any required documents as described above. Except with respect to redemptions effected in-kind pursuant to the Fund's redemption policy, payment for shares redeemed will be made in cash as promptly as practicable but in no event later than seven days after receipt of a properly executed request accompanied by any outstanding share certificates in proper form for transfer. When the Fund is asked to redeem shares for which it may not have yet received good payment it may delay transmittal of redemption proceeds until it has determined that collected funds have been received for the purchase of such shares, which will be up to 10 days from receipt by the Fund of the purchase amount. In the case of the redemption of any shares held less than six months, a fee of 1.0% of the current net asset value of the shares will be assessed and retained by the Fund for the benefit of the remaining shareholders.

          Shareholders who receive portfolio securities in redemption of Fund shares will be required to make arrangements for the transfer of custody of such securities to their account and must communicate relevant custody information to the Fund prior to the effectiveness of a redemption request. Redemption requests subject to the Fund's redemption in-kind policy will not be considered valid and effected until such information is provided. As discussed below, a redeeming shareholder will bear all costs associated with the in-kind distribution of portfolio securities. In addition, shareholders receiving securities in-kind may, when selling them, receive less than the redemption value of such securities and would also incur certain transaction costs. Any securities distributed in-kind would be valued in accordance with the Fund's policies used to determine net asset value for the Fund's portfolio as a whole (such that, among other things, the value of any "odd lot" securities distributed in-kind will not be discounted to reflect their division from the remainder of their "lot" held by the portfolio as a whole). The redeeming shareholder will bear the risk of fluctuation in value of the in-kind redemption proceeds after the trade date for the redemption. Such a redemption would not be as liquid as a redemption entirely in cash. These risks will be increased for the redeeming shareholder if the Fund distributes "illiquid" securities in connection with such in-kind redemption as it may be more difficult for the redeeming shareholder to find potential buyers for such "illiquid" securities.

          Redeeming shareholders will bear any costs of delivery and transfer of the portfolio securities received in an in-kind redemption (generally, certain transfer taxes and custodial expenses), and such costs will be deducted from their redemption proceeds. Redeeming shareholders will also bear the costs of re-registering the securities, as the securities delivered may be registered in the Fund's name or the nominee names of the Fund's custodian. The total expenses associated with such an in-kind redemption are estimated to be between $1,000 and $1,500. The actual per share expenses for redeeming shareholders of effecting an in-kind redemption and of any subsequent liquidation by the shareholder of the portfolio securities received will depend on a number of factors, including the number of shares redeemed, the Fund's portfolio composition at the time and market conditions prevailing during the liquidation process. These expenses are in addition to any applicable redemption fee, as described above.

                             DISTRIBUTIONS AND TAXES

          Various factors will affect the level of the Fund's income, including the asset mix, and the Fund's use of hedging. Shareholders will have all dividends and distributions reinvested in shares of the Fund purchased pursuant to the Automatic Dividend Reinvestment Plan. Shareholders who elect to not participate in such Plan will receive their dividends and distributions in cash unless the Board of Trustees elects to pay such distribution in shares of the Fund. See "Automatic Reinvestment Plan". Quarterly notices will be provided in accordance with Section 19(a) of the 1940

Act.

          The following summary reflects the existing provisions of the Code and other relevant federal income tax authorities as of the date of this Prospectus. The federal income tax consequences described below are merely statements of general tax principles. The discussion does not deal with the federal income tax consequences applicable to all categories of investors, some of whom may be subject to special rules. A shareholder in the Fund should consult his or her own tax adviser concerning these matters.

Federal Tax Treatment of the Fund

     The Fund intends to qualify annually to be taxed as a regulated investment company ("RIC") under subchapter M of the Code. To so qualify, the Fund must, among other things: (a) derive at least 90% of its annual gross income from dividends, interest, payments with respect to certain securities loans and gains from the sale or other disposition of stock or securities, foreign currencies or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and (b) diversify its holdings so that, at the end of each fiscal quarter of the Fund, (i) at least 50% of the market value of the Fund's total assets is represented by cash, cash items, U.S. Government securities, securities of other RICs and other securities with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund's total assets, and not greater than 10% of the outstanding voting securities of such issuer; and (ii) not more than 25% of the market value of the Fund's total assets are invested in the securities of any one issuer (other than U.S. Government securities or securities of other RICs) or two or more issuers which are controlled by the Fund and are determined, pursuant to Department of Treasury regulations, to be in the same, similar or related trades or businesses. In meeting these requirements, the Fund may be restricted in selling portfolio securities held for less than three months and in the utilization of certain of the investment techniques described under "Other Investment Practices."

     As a RIC, the Fund will not be subject to federal income tax on the part of its net investment income and net realized capital gains, if any, that it distributes to its shareholders, provided the Fund distributes at least 90% of its "investment company taxable income" (as that term is defined in the Code determined without regard to the deduction for dividends paid) for its taxable year to Fund shareholders. The Fund intends to distribute all or substantially all of its net investment income and net realized capital gains. If in any year the Fund should fail to qualify under Subchapter M for tax treatment as a RIC, the Fund would incur a regular federal corporate income tax upon its taxable income for that year and distributions to its shareholders would not be deductible by the Fund in computing its taxable income. Furthermore, distributions in such case would be taxable to such shareholders as ordinary income to the extent of earnings and profits of the Fund.

     The Fund will be subject to a non-deductible 4% excise tax to the extent that the Fund does not distribute by the end of each calendar year an amount equal to the sum of (a) 98% of the Fund's ordinary income for such calendar year; (b) 98% of the capital gain net income for the one-year period ending on December 31 of each year; and (c) the undistributed income and gains, if any, from the previous years.

Federal Tax Treatment of Shareholders

     Distributions. Dividends from net investment income and net realized short-term capital gain will be taxable to shareholders as ordinary income, whether received in cash or reinvested in additional Fund shares. No portion of the Fund's distributions will be eligible for the corporate dividends-received deduction. In addition, dividends from net investment income will not be eligible for long-term capital gain tax rates applicable to certain dividends paid to non-corporate shareholders pursuant to recently enacted tax legislation.

     Distributions of net realized long-term capital gains that the Fund designates as "capital gain dividends" in a notice to its shareholders, if any, will be taxable to shareholders as long-term capital gain, whether received in cash or reinvested in additional shares, regardless of the length of time the shareholder has owned Fund shares. The Fund does not seek to realize any particular amount of capital gains during a year; rather, realized gains are a by-product of fund management activities. Consequently, capital gains distributions may be expected to vary considerably from year to year.

     Although dividends generally will be treated as distributed when paid, dividends declared by the Fund prior to December 31st and payable to shareholders of record on a specified date prior to December 31st and paid during the following January will be treated as having been distributed by the Fund (and received by the shareholders) on December 31st of the year declared. Shareholders will be notified not later than 60 days after the close of each calendar year as to the federal tax status of dividends and distributions from the Fund.

     Sale of Shares. A shareholder may realize a taxable gain or loss on the sale of shares in the Fund depending on the shareholder's basis in the shares for federal income tax purposes. If the shares are capital assets in the shareholder's hands the gain or loss will be treated as a capital gain or loss and will be long-term or short-term, depending on the shareholder's holding period for the shares. As a general rule, a shareholder's gain or loss will be a long-term capital gain or loss if the shares have been held for more than one year and a short-term capital gain or loss if the shares have been held one year or less. Any loss incurred on sale or exchange of the Fund's shares, held for six months or less, will be treated as a long-term capital loss to the extent of any distributions or deemed distributions of long-term capital gains received by the shareholder with respect to such shares. Any loss realized on a sale or exchange will also be disallowed to the extent the shares disposed of are replaced, including a replacement pursuant to the Fund's Automatic Dividend Reinvestment Plan, within a period of 61 days beginning 30 days before and ending 30 days after the disposition of the shares. In such case, the basis of the shares acquired will be increased to reflect the disallowed loss.

     Foreign Shareholders. Dividends paid or reinvested by the Fund from net investment income and net realized short-term capital gains to a shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (a "foreign shareholder") will be subject to U.S. withholding tax at a rate of 30% unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Foreign shareholders are urged to consult their own tax advisers concerning the applicability of the U.S. withholding tax and any foreign taxes.

     Back-up Withholding. Under certain provisions of the Code, some shareholders may be subject to a 28% "back-up withholding" on reportable dividends, capital gains distributions and redemption payments. Generally, shareholders subject to back-up withholding will be those for whom a taxpayer identification number is not on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that he or she is not otherwise subject to back-up withholding. An individual's taxpayer identification number is his or her Social Security number.

     Back-up withholding is not an additional tax and generally may be credited against a taxpayer's federal income tax or claimed as a refund provided the shareholder timely provides the necessary information.

     Other Taxation. Dividends and capital gains distributions may also be subject to state, local and foreign taxes.

     The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury Regulations presently in effect. These provisions are subject to differing interpretations and to change by legislative or administrative action, and any such changes may be effective either prospectively or retroactively. Shareholders are advised to consult with their own tax advisers for more detailed information concerning federal, state, local and foreign income tax matters.

Tax treatment of certain transactions

     Hedging Transactions. The Fund may engage in various hedging transactions. Under various provisions of the Code, such transactions may change the character of recognized gains and losses, accelerate the recognition of certain gains, and/or defer the recognition of certain losses. The amount of the Fund's income that must be distributed each year to avoid corporate income tax and excise tax, and the amount and timing of the recognition by the shareholders of ordinary income and long-term capital gain, may be affected by these provisions.

     Discount Obligations. The Fund may make investments that produce income that is not matched by a corresponding cash distribution to the Fund, such as investments in obligations having original issue discount (i.e., an amount equal to the excess of the stated redemption price of the security at maturity over its issue price). In addition, income may continue to accrue for federal income tax purposes with respect to a non-performing investment. Any of the foregoing income would be treated as income earned by the Fund and therefore would be subject to the distribution requirements of the Code. Because such income may not be matched by a corresponding cash distribution to the Fund, the Fund may be required to dispose of other securities to be able to make distributions to its investors.

     Options. Certain listed options are considered "section 1256 contracts" for federal income tax purposes. Section 1256 contracts held by the Fund at the end of each taxable year will be "marked to market" and treated for federal income tax purposes as though sold for fair market value on the last business day of such taxable year. Gain or loss realized by the Fund on section 1256 contracts generally will be considered 60% long-term and 40% short-term capital gain or loss.

     With respect to equity options, over-the-counter options or options traded on certain foreign exchanges, gain or loss realized by the Fund upon the lapse or sale of such options held by the Fund will be either long-term or short-term capital gain or loss depending upon the Fund's holding period with respect to such option. However, gain or loss realized upon the lapse or closing out of such options that are written by the Fund will be treated as short-term capital gain or loss. In general, if the Fund exercises an option, or an option that the Fund has written is exercised, gain or loss on the option will not be separately recognized but the premium received or paid will be included in the calculation of gain or loss upon disposition of the property underlying the option.

     Other Securities. Interest income from non-U.S. securities may be subject to withholding taxes imposed by the country in which the issuer is located and the Fund will not be able to pass through to its stockholders foreign tax credits or deductions with respect to these taxes.

     The Fund's taxable income will in most cases be determined on the basis of reports made to the Fund by the issuers of the securities in which the Fund invests. The tax treatment of certain securities in which the Fund may invest is not free from doubt and it is possible that an IRS examination of the issuers of such securities or of the Fund could result in adjustments to the income of the Fund.

     The foregoing discussion is a summary of certain of the current federal income tax laws relating to the Fund and investors in the shares, and does not deal with all of the federal income tax consequences applicable to the Fund, or to all categories of investors, some of which may be subject to special rules. Prospective investors should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of investments in the Fund, including the effects of any changes, including proposed changes, in the tax law.

                   ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT

          The Bank of New York currently serves as the Fund's Administrator pursuant to a Fund Administration and Accounting Agreement. The Bank of New York also serves as the Fund's Custodian pursuant to a Custody Agreement. Unified Fund Services, Inc. currently serves as the Fund's transfer agent pursuant to a Mutual Fund Services Agreement.



                          ACCOUNTANTS AND LEGAL COUNSEL

          Beginning the Fund's fiscal year ended October 31, 2003, Ernst & Young LLP ("E&Y") was selected to replace PricewaterhouseCoopers LLP as the Fund's independent auditor by the Fund's Board of Directors, upon recommendation of the Audit Committee. In this capacity, E&Y audits and reports on the Fund's annual financial statements and financial highlights.

          Previously, PricewaterhouseCoopers LLP ("PwC") served as the Fund's independent auditor until its resignation from that appointment on September 8, 2003. The financial statements reported and audited by PwC for the two most recent fiscal years ended October 31, 2002 contained no adverse opinion, no disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Similarly, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in the two most recent fiscal years ended October 31, 2002 and any subsequent interim period preceding the resignation. PwC was not consulted by the Fund, or any person on its behalf, regarding disclosure of any of the matters discussed in this paragraph.

                              FINANCIAL STATEMENTS

          The financial statements of the Fund are incorporated herein by reference and appear in the annual report of the Fund and the report thereon by the Fund's Independent Auditors for the fiscal year ended October 31, 2003, filed on January 6, 2004 on Form N-30D.

                            CLARION INVESTMENT TRUST

                                     PART C
                               OTHER INFORMATION



ITEM 23. Exhibits


     A.   Agreement and Declaration of Trust (*)

     B.   By-laws of the Trust (*)

     D. (i) Investment Advisory Agreement between the Registrant and ING Clarion Capital, LLC (*)

     F.   Not applicable

     G.   Custody Agreement between the Registrant and The Bank of New York (*)

     H. (i) Fund Accounting and Administration Agreement between the Registrant and The Bank of New York (*)

          (ii) Transfer Agent Agreement between the Registrant and Unified Fund Services (*)

     I.   Opinion of Legal Counsel (*)

     J.   Consent of Independent Auditor

     L.   Not applicable

     M.   Not applicable

     P.   Codes of Ethics of the Fund and the Adviser (*)


(*) Previously filed and incorporated herein by reference

ITEM 24. Persons Controlled by or under Common Control with Registrant

     No persons are controlled by or under common control with the Registrant.

ITEM 25. Indemnification

               Article VII, Section 2 of the Trust's Agreement and Declaration of Trust contains the provision below:

               A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Trustee or of any other Trustee. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager or Principal Underwriter of the Trust. The Trust (i) may indemnify an agent of the Trust or any Person who is serving or has served at the Trust's request as an agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise and (ii) shall indemnify each Person who is, or has been, a Trustee, officer or employee of the Trust and any Person who is serving or has served at the Trust's request as a director, officer, trustee, or employee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise, in the case of (i) and (ii), to the fullest extent consistent with the 1940 Act and in the manner provided in the By-Laws; provided that such indemnification shall not be available to any of the foregoing Persons in connection with a claim, suit or other proceeding by any such Person against the Trust or a Series (or Class) thereof.

               The Registrant intends to maintain a standard investment company and investment advisor professional and directors and officers liability policy.

ITEM 26. Business and Other Connections of Investment Adviser

     ING Clarion Capital, LLC (the "Adviser") has a substantial amount of assets under management in the form of individual and fund accounts. The business and other connections of the Adviser's Trustees and officers are as follows:


Name                                 Position with the Adviser               Business and Other Connections
----                                 -------------------------               ------------------------------
Daniel S. Heflin..................   President and Chief Executive Officer   President and Trustee of the Fund

Stephen Baines....................   Chief Investment Officer                Vice President of the Fund

Fredrick D. Arenstein.............   Vice President and Controller           Vice President, Treasurer and
                                                                             Compliance Fund Officer of the Fund

David N. Drinkwater...............   Managing Director                       Vice President of the Fund

Joanne Vitale.....................                                           Vice President of the Fund; Director,
                                                                             ING Clarion Partners


ITEM 27. Principal Underwriter

     Not applicable.

ITEM 28. Location of Accounts and Records

     The Registrant's accounts and records will be maintained at 230 Park Avenue, New York, New York 10169. Records of shareholders' accounts will be maintained at The Bank of New York.

ITEM 29. Management Services

     The Registrant is not a party to any management-related service contract not discussed in the Prospectus or Statement of Additional Information of this Registration Statement.

ITEM 30. Undertakings

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, as of the 6th day of February, 2004.


                                  CLARION INVESTMENT TRUST


                                  By: /s/ Daniel Heflin
                                      ------------------------
                                      Daniel Heflin,
                                      President and Trustee



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